Exhibit 99.1

Bank of the James Financial Group, Inc. announces results for 1st Quarter 2006

Lynchburg Va., April 21, 2006.

Bank of the James Financial Group, Inc. (OTCBB:BOJF) (the “Company”) (quarterly consolidated results unaudited) reported today total net income after tax of $356,000 or $0.18 per basic share ($0.17 diluted) for the quarter ended March 31, 2006 compared to net income of $343,000 or $0.18 per basic share ($0.17 diluted) for the same period a year ago. All earnings per share amounts have been adjusted to reflect the 25% stock dividend paid by the Company during March, 2006, as well as all previously declared and paid stock dividends. Return on average assets (“ROAA”) and return on average equity (“ROAE”) for the quarter ended March 31, 2006 were 0.74% and 9.66% respectively.

The Company’s wholly-owned subsidiary, Bank of the James (the “Bank”), also announced the opening of its sixth branch location at 4935 Boonsboro Road, Suite C, in the City of Lynchburg. Robert R. Chapman III, the Bank’s President and CEO commented, “We continue to be encouraged by the Region 2000 market and its potential for growth. Our first quarter results were consistent with the growth initiatives set forth in our strategic plan.”

Net interest income for the quarter ended March 31, 2006 was $2,134,000 as compared to net interest income of $1,909,000 in the same quarter of 2005, an increase of 11.8%. The increase in net interest income is attributable to the growth in average interest earning assets from $163,281,000 in the first quarter 2005 to $185,954,000 during the same period in 2006, an increase of 13.9%. Interest earning assets are composed primarily of loans and investments. The Bank also experienced growth in average interest bearing liabilities which grew from $138,439,000 in the first quarter 2005 to $155,677,000 during the first quarter 2006, an increase of 12.4%.

Interest expense and interest income increased $447,000 and $672,000 respectively, from the first quarter 2005 as compared to the first quarter 2006. Because of recent increases in short term interest rates by the FOMC and competitive pressures in the marketplace the Bank has increased the rates it pays on deposits. This resulted in an increase in the cost of funds which was offset partially by upward adjustments of the interest rates charged on the Bank’s variable rate loans. The Bank’s net interest margin decreased by 9 basis points in the first quarter 2006 as compared to the same period a year ago. The annualized net interest margin as of March 31, 2006 was 4.65%.

Total assets as of March 31, 2006 were $202,616,000 compared to $195,852,000 at the end of 2005, an increase of $6,764,000, or 3.5%. The increase is attributable to deposit growth from $173,956,000 for the period ended December 31, 2005 to $180,091,000 at the end of the first quarter, 2006, for an increase of 3.5%.

Loans, net of unearned income and loan loss reserve, increased from $155,480,000 as of December 31, 2005 to $161,901,000 as of March 31, 2006, an increase of 4.1%. The loan loss reserve of $1,965,000 represented 1.20% of total loans at the end of the first quarter, 2006. Management deems this provision to be adequate.

Bank of the James, a wholly-owned subsidiary of Bank of the James Financial Group, Inc., currently operates six full service locations in the Lynchburg, Virginia area, as well as mortgage origination offices in Forest and the Smith Mountain Lake area of Bedford County, Virginia. In addition on April 4, 2006 BOTJ Investment Group, Inc., a wholly-owned subsidiary of Bank of the James Financial Group, Inc., began providing institutional and retail investment services. Bank of the James Financial Group, Inc. common stock is quoted on the OTC Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group, Inc. (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by the Bank. Additional information is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by Bank of the James (predecessor of the Company) with the Federal Reserve Board concerning factors that could cause actual results to materially differ from those in the forward-looking statements.

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Bank of the James Financial Group, Inc.

(000’s) except ratios and percent data unaudited

Selected Data:	Three months ending Mar 31, 2006	Three months ending Mar 31, 2005	Change	Year to date Mar 31, 2006	Year to date Mar 31, 2005	Change
Interest income	$3,342	$2,670	25.17%	$3,342	$2,670	25.17%
Interest expense	1,208	761	58.74%	1,208	761	58.74%
Net Interest income	2,134	1,909	11.79%	2,134	1,909	11.79%
Provision for loan losses	218	175	24.57%	218	175	24.57%
Noninterest income	449	461	-2.60%	449	461	-2.60%
Noninterest expense	1,813	1,676	8.17%	1,813	1,676	8.17%
Income taxes	196	176	11.36%	196	176	11.36%
Net income	356	343	3.79%	356	343	3.79%
Weighted Average Shares Outstanding	2,002,993	1,948,880	2.78%	2,002,993	1,948,880	2.78%
Basic net income per share	$0.18	$0.18	$—	$0.18	$0.18	$—
Fully diluted net income per share	$0.17	$0.17	$—	$0.17	$0.17	$—

Balance Sheet at period end:	Mar 31, 2006	Dec 31, 2005	Change	Mar 31, 2005	Dec 31, 2004	Change
Loans, net	$61,901	$155,480	4.13%	$142,903	$140,272	1.88%
Total securities	23,604	23,919	-1.32%	21,618	19,911	8.57%
Total deposits	180,091	173,956	3.53%	162,606	153,834	5.70%
Stockholders’ equity	14,965	14,675	1.98%	13,328	12,786	4.24%
Total assets	202,616	195,852	3.45%	179,342	171,025	4.86%
Shares Outstanding	2,003,764	2,001,309	2,455	2,000,585	1,935,824	64,761
Book value per share	7.47	7.33	0.14	6.66	6.60	$0.06

Daily averages:	Three months ending Mar 31, 2006	Three months ending Mar 31, 2005	Change	Year to date Mar 31, 2006	Year to date Mar 31, 2005	Change
Loans, net	$158,948	$140,574	13.07%	$158,948	$140,574	13.07%
Total securities	24,602	18,256	34.76%	24,602	18,256	34.76%
Total deposits	173,000	155,984	10.91%	173,000	155,984	10.91%
Stockholders’ equity	14,949	13,045	14.60%	14,949	13,045	14.60%
Interest earning assets	185,954	163,281	13.89%	185,954	163,281	13.89%
Interest bearing liabilities	155,677	138,439	12.45%	155,677	138,439	12.45%
Total Assets	195,994	172,618	13.54%	195,994	172,618	13.54%

Financial Ratios:	Three months ending Mar 31, 2006	Three months ending Mar 31, 2005	Change	Year to date Mar 31, 2006	Year to date Mar 31, 2005	Change
Return on average assets	0.74%	0.81%	(0.07)	0.74%	0.81%	(0.07)
Return on average equity	9.66%	10.66%	(1.01)	9.66%	10.66%	(1.01)
Net Interest Margin	4.65%	4.74%	(0.09)	4.65%	4.74%	(0.09)
Efficiency ratio	70.19%	70.72%	(0.53)	70.19%	70.72%	(0.53)
Average Equity to average assets	7.63%	7.56%	0.07	7.63%	7.56%	0.07

Allowance for loan losses:	Three months ending Mar 31, 2006	Three months ending Mar 31, 2005	Change	Year to date Mar 31, 2006	Year to date Mar 31, 2005	Change
Beginning balance	$1,777	$1,419	25.23%	$1,777	$1,419	25.23%
Provision for losses	218	175	24.57%	218	175	24.57%
Charge-offs	(61)	(108)	-43.52%	(61)	(108)	-43.52%
Ending balance	1,965	1,492	31.70%	1,965	1,492	31.70%

Nonperforming assets:	Mar 31, 2006	Dec 31, 2005	Change	Mar 31, 2005	Dec 31, 2004	Change
Nonaccrual loans	487	261	86.59%	222	380	-41.58%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	487	261	86.59%	222	380	-41.58%
Other real estate owned	375	none	—	618	85	—
Total nonperforming assets	862	261	230.27%	840	465	80.65%

Asset quality ratios:	Mar 31, 2006	Dec 31, 2005	Change	Mar 31, 2005	Dec 31, 2004	Change
Nonperforming loans to total loans	0.30%	0.17%	0.13	0.15%	0.27%	(0.11)
Allowance for loan losses to total loans	1.20%	1.13%	0.07	1.03%	1.00%	0.03
Allowance for loan losses to nonperforming loans	403.49%	680.84%	(277.35)	672.07%	373.42%	298.65